                                                                      EXHIBIT 11

PACE MEDICAL, INC. AND WHOLLY-OWNED SUBSIDIARY
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------

                                                FOR THE THREE MONTHS                    FOR THE SIX MONTHS
                                                    ENDED JUNE 30                         ENDED JUNE 30
                                                --------------------                 -----------------------
                                                1997            1996                 1997               1996
                                                ----            ----                 ----               ----
CALCULATION OF PRIMARY EARNINGS
  PER SHARE

Net Income                                 $  173,290        $   71,181            $  249,782        $  202,206
                                           ----------        ----------            ----------        ----------

Number of shares:
Weighted average shares
  outstanding                               3,400,850         3,394,183             3,400,850         3,390,850

Incremental shares for
  outstanding stock options
  and warrants                                160,615           253,206               167,343           207,291
                                           ----------        ----------            ----------        ----------

Total shares outstanding for
  purpose of earnings per share
  computation                               3,561,465         3,647,389             3,568,193         3,598,141
                                           ----------        ----------            ----------        ----------

Income per share as calculated             $      .05        $      .02            $      .07        $      .06
                                           ----------        ----------            ----------        ----------

CALCULATION OF FULLY DILUTED
  EARNINGS PER SHARE

Net Income                                 $  173,290        $   71,181            $  249,782        $  202,206
                                           ----------        ----------            ----------        ----------

Number of shares:
Weighted average shares
  outstanding                               3,400,850         3,394,183             3,400,850         3,390,850

Incremental shares for
  outstanding stock options
  and warrants                                160,615           253,206               167,343           207,291
                                           ----------        ----------            ----------        ----------

Total shares outstanding for
  purpose of earnings per share
  computation                               3,561,465         3,647,389             3,568,193         3,598,141
                                           ----------        ----------            ----------        ----------

Income per share as calculated             $      .05        $      .02            $      .07        $      .06
                                           ----------        ----------            ----------        ----------


                                      -12-